EXHIBIT 21

LTC PROPERTIES, INC.

LIST OF SUBSIDIARIES

As of December 31, 2016

Company	State of Organization	Company	State of Organization
Albuquerque Real Estate Investments, Inc.	Delaware	LTC‑Richmond, Inc.	Nevada
Bakersfield‑LTC, Inc.	Delaware	L‑Tex GP, Inc.	Delaware
Beaumont Real Estate Investments, LP	Texas	L‑Tex LP Corporation	Delaware
Broadway Real Estate Investments, Inc.	Delaware	Memorial Park Real Estate Investments, Inc.	Delaware
BV Holding‑LTC, Inc.	Delaware	Merritt Island Real Estate Investments, Inc.	Delaware
Chatham Real Estate Investments, LLC	Delaware	Mission Real Estate Investments, Inc.	Delaware
Coronado Corporation	Delaware	Missouri River Corporation	Delaware
CPP Investments, Inc.	Delaware	MLREI Holdings, Inc.	Delaware
Education Property Investors, Inc.	Nevada	Monroeville Real Estate Investments, Inc.	Delaware
Florida‑LTC, Inc.	Nevada	Mountain States Real Estate Investments, Inc.	Delaware
Fort Wayne Real Estate Investments, Inc.	Delaware	MS‑FL Real Estate Investments, Inc.	Delaware
Gulf Breeze Real Estate Investments, Inc.	Delaware	MW Real Estate Investments, LLC	Illinois
Hewitt Real Estate Investments, Inc.	Delaware	New Mexico Real Estate Investments, Inc.	Delaware
JVC Holdings, Inc.	Delaware	Newberry Real Estate Investments, Inc.	Delaware
JVCH Real Estate Investments, Inc.	Delaware	NMKS Holdings, Inc.	Delaware
JVCO Real Estate Investments, Inc.	Delaware	NMKS Real Estate Investments, Inc.	Delaware
JVWL Real Estate Investments, Inc.	Delaware	North Carolina Real Estate Investments, LLC	North Carolina
Kansas‑LTC Corporation	Delaware	Ohio Springs Real Estate Investments, Inc.	Delaware
Lakes Real Estate Investments, Inc.	Delaware	Park Villa Corporation	Delaware
LTC GP I, Inc.	Delaware	PENN‑IND Real Estate Investments, Inc.	Delaware
LTC West, Inc.	Nevada	RC Real Estate Investments, Inc.	Delaware
LTC‑Dearfield, Inc.	Nevada	Red Oak Real Estate Investments, Inc.	Delaware
LTC‑DS, Inc.	Delaware	Skilled Healthcare Holdings, Inc.	Delaware
LTC‑Finance, Inc.	Delaware	South Hills Real Estate Investments, Inc.	Delaware
LTC‑Gardner, Inc.	Delaware	Stephenville Real Estate Investments, Inc.	Delaware
LTC‑Griffin, Inc.	Nevada	SWTX Real Estate Investments, Inc.	Delaware
LTC‑Jonesboro, Inc.	Nevada	Texas‑LTC Limited Partnership	Texas
LTC‑K1 Inc.	Delaware	Texas‑LTC Woodridge Limited Partnership	Delaware
LTC‑K2 Limited Partnership	Delaware	Tupelo Real Estate Investments, Inc.	Delaware
LTC‑K2 LP, Inc.	Delaware	TXMS Real Estate Investments, Inc.	Delaware
LTC‑K2, Inc.	Delaware	Vacaville‑LTC, Inc.	Delaware
LTC‑Lake Forest, Inc.	Delaware	Virginia‑LTC, Inc.	Nevada
LTC‑New Mexico, Inc.	Nevada	WISL Investments, Inc.	Wisconsin
LTC‑Ohio, Inc.	Delaware